Exhibit 10.6

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                           Technical University of BC

Telephone:  (604) 586-5225                            Facsimile:  (604) 586-5237

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                              CONSULTANT AGREEMENT

This AGREEMENT effective and entered into as of the 1st day of April, 1999.

BETWEEN:
                  Technical University of British Columbia a corporation duly continued under the Technical University of British Columbia Act, having an office at Suite 301 - 10334 152A Street, Surrey, British Columbia, V3R 7P8 (hereinafter referred to as "TechBC")

AND:
                  Shopping Sherlock Inc.
                  a company incorporated under the Florida Business Corporations Act and having an office at 5837 Pleasure Point Lane, Bellevue, WA 98006, USA (hereinafter referred to as "Sherlock"):

WHEREAS:

A. Sherlock wishes TechBC to perform certain consulting duties outlined in Schedule A; and

B. TechBC is willing to perform such consulting duties on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, TechBC and Sherlock hereby agree to the following:

Article 1 - Consulting Work

In consideration for the payment made pursuant to Article 3 herein, TechBC hereby covenants and agrees to provide a maximum of 520 hours of consulting work to Sherlock, as described in Schedule A.

Article 2 - Principal Investigator

The Work shall be carried out by Dr. Jasbir Dhaliwal (herein after referred to as "Principal Investigator"), Associate Professor at TechBC, or such alternate as may be acceptable to Sherlock.

Article 3 - Payment and Records

Upon the signing of this Agreement, Sherlock shall pay twelve (12) installments of CAN$5,113.33 on the last day of each consecutive calendar month period beginning on the date of the signing of this Agreement and ending twelve (12) months thereafter. These payments


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shall be paid in full whether or not the maximum of 520 hours of consulting work to be provided by TechBC is fully exhausted by Sherlock.

Payments made by Sherlock are in consideration for services provided by TechBC as outlined in Schedule A attached, and include costs relating to overhead incurred by TechBC in performing the services as well as local travel of the Principal Investigator in and around the premises of TechBC. The payments do not cover travel and living expenses relating to the Principal Investigator performing services for Sherlock outside the Greater Vancouver region of British Columbia.

TechBC will keep full, clear and accurate records in respect of hours worked and will permit such records to be examined from time to time by Sherlock.

Article 4 - Method of Payment

The payments stipulated in Article 3 hereof shall be paid by Sherlock by cheque made payable to: Technical Universityof British Columbia.

Article 5 - Term

The present Agreement shall have an effective date of April 1, 1999, and shall terminate on March 31, 2000. This Agreement may be terminated prior to its expiry by either party upon sixty (60) days written notice to the other party.

Article 6 - Amendments to Agreement

The terms herein stipulated may not be modified in any way without the mutual consent of the parties in writing.

Article 7 - Assignment

No right or obligation related to this Agreement shall be assigned by either party without the prior written permission of the other, such permission not to be unreasonably withheld. TechBC shall not subcontract any work to be performed except as specifically set forth in this Agreement.

Article 8 - Confidentiality

Sherlock and TechBC may disclose confidential information one to the other to facilitate work unter this Agreement. TechBC, the Principal Investigator, and Sherlock agree to keep confidential and not disclose to others information designated as "confidential" and supplied by them for the purpose of this Agreement. The parties agree to advise and notify the other as to which inormation disclosed, if any, constitutes confidential information. All written materials disclosed shall be clearly marked as "confidential", while any oral disclosures shall be followed by a written memorandum outlining the information disclosed and its confidential nature within ten (10) days of disclosure.


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Confidential  information  shall be  safeguarded  and not  disclosed  to  anyone without a "need to know" within Sherlock or TechBC. Each party shall protect such information from disclosure to third parties.

The obligation to keep confidential shall not apply to information which:

     (a)  is already known to the party to which it is disclosed;

     (b) is or becomes part of the public domain without breach of this Agreement; and

     (c) is obtained from third parties which have no obligation to keep confidential such information to the contracting parties.

Unless otherwise agreed to in writing, the terms and conditions of this Agreement are confidential. The obligation of confidentiality shall survive for a period of five (5) years after the termination of this Agrement.

Article 9. - Warranty

TechBC agrees to carry out the consulting work in accordance with high scientific and profeessional standards but does not promise success in achieving any desired result. TechBC gives no warranty, express or implied, on the results of the consulting work, including without limtation all implied warranties or conditions of merchantable quality and fitness for a particular purpose and all warranties arising from course of dealing and trade usage. TechBC, its employees or agents shall not be liable for any direct, indirect, special, incidental, consequential, or any other damage suffered by Sherlock or others resulting from the advice or technical knowledge provided to Sherlock under this Agreement, including without limitation damages for lost data or economic loss, regardless of the legal theory (including any negligence theory, except in connection with personal injury or property damage), even if TechBC has been advised of the possibility of such damage and even if arising from a fundamental breach.

Article 10 - Breach

No condoning, excusing or overlooking by any party of any default, breach, or non-observance by another at any time or times in respect of any covenants, provisos or conditions of this Agreement shall operate as a waiver of such party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance, so as to defeat in any way the rights of such party in respect of any such continuing or subsequent default or breach and no waiver shall be inferred from or implied by anything done or omitted by such party, save only an express waiver in writing.

No exercise of a specific right or remedy by any party precludes it from or prejudices it in exercising another right or pursuing another remedy or maintaining any action to which it may otherwise be entitled either at law or in equity.

Article 11 - Notices

Notices under this Agreement shall be sent by registered mail, return receipt requested or delivered by hand, return receipt requested to the following address of either party unless



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changed by written notice. Notice may also be sent by facsimile. Any notice sent by facsimile will be deemed to have been received one clear day after transmittal.

TechBC             Dr. Tom Calvert
                   Vice President Research & External Affairs
                   Technical University of British Columbia
                   Suite 301 - 10334 152A Street
                   Surrey, BC, V3R 7P8
                   Fax:  (604) 586-5237

Sherlock:          Ms. Raeanne Steele
                   Business Development & Marketing
                   Shopping Sherlock Inc.
                   5837 - Pleasure Point Lane
                   Bellevue, WA   98006, USA

Article 12 - Force Majeure

Neither party to this Agreement shall be liable to the other for any failure or delay in performance caused by circumstances beyond its control, including but not limited to, acts of God, fire, labor difficulties, unusually severe weather, or governmental action.

Article 13 - Entire Agreement

This Agreement shall supersede all prior documents or agreements, whether written or verbal, in respect of the subject matter thereof.

Article 14 - Choice of Law

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

Article 15 - Arbitration

It is the intention of the parties to settle any dispute relating to this Agreement among themselves, but if at any time during the term of this Agreement, or after its termination, any dispute arises between the parties respecting any matter which they cannot settle among themselves, then the dispute will be settled by a single arbitrator appointed by agreement between both parties, under the provisions of the Commercial Arbitration Act (British Columbia) and the rules of the British Columbia International Commercial Arbitration Center, as from time to time amended or substituted. If the parties cannot agree on an arbitrator within 10 days after referral of a matter to arbitration, then the single arbitrator shall be appointed by the British Columbia International Commercial Arbitration Center. The decision of the arbitrator will be final and binding on the parties. The costs of the arbitration will be apportioned between the parties, or against any one or more of the parties, as the arbitrator may decide.



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Article 16 - Relationship of Parties

The relationship of TechBC and the Principle Investigator to Sherlock is that of an independent contractor and nothing in this Agreement shall be construed as establishing an agency, partnership, or employment relationship between the parties. Both TechBC and the Principal Investigator are permitted to provide services to others, provided that these additional services are not in a direct conflict of interest with Sherlock.

Article 17 - Severability

In the event that any part, section, paragraph or sub-paragraph of this Agreement shall be held to be indefinite, invalid, illegal or otherwise voidable or unenforceable, the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

Article 18 - Survival of Articles

The payment obligations of Sherlock under Article 3, and the obligations of Sherlock under Article 8 (Confidentiality), 9 (Warranty), and 15 (Arbitration) shall survive the termination of this Agreement for any reason in addition to those articles surviving by operation of Law.

IN WITNESS THEREOF, duly authorized officers of the Parties hereto have executed duplicate copies of this Agreement as of the day and year first written above.

SIGNED FOR AND ON BEHALF OF                 SIGNED FOR AND ON BEHALF OF
TECHBC by:                                  Sherlock by:
/s/ Dr. Tom Calvert                         /s/ Raeanne Steele
---------------------------------           ------------------------------------
Dr. Tom Calvert                             Ms. Raeanne Steele
Vice-President Research & External          Business Development & Marketing
Affairs                                     Date:  March 31, 1999

/s/ Dr. B. Sheeham
---------------------------------
Dr. B. Sheeham
President
Date:  31 March 1999


Acknowledged by Principal Investigator:

/s/ Dr. Jasbir Dhaliwal
---------------------------------
Dr. Jasbir Dhaliwal
Date:  31/3/99



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                                   Schedule A

The scope of work performed by TechBC is as follows:

1. To provide strategic project management services designed to ensure clarity and integration in the business planning of Shopping Sherlock;

2. to work with Shopping Sherlock's management and technical personnel to ensure a high-level of alignment between its business processes and technology infrastructure;

3.   to   inject   independent   third-party   expertise   pertaining   to   the
     technological, market and supply chain aspects of electronic commerce into the day-to-day evolution of the managerial thinking at Shopping Sherlock;

4. to provide proactive leadership and on-going support to the day-to-day management function at Shopping Sherlock to ensure that it successfully achieves its short-term goals focusing on developing its technological, marketing and operational capabilities in a timely manner; and

5. to work with Shopping Sherlock management to jointly prepare and implement a strategic development plan that establishes short, medium, and long-term priorities and managerial actions that will be required for Shopping Sherlock to move towards its organizational and operational vision.

It is envisaged that the scope of work will involve Dr. Jasbir Dhaliwal's participation in working with the Sherlock management team on:

1.   flushing out in great depth the details of the electronic business model;
2.   developing an action plan for developing the technology architecture;
3.   developing an appropriate set of processes for the business;
4.   undertaking technology evaluation and selection;
5.   developing data models and implementing systems specifications;
6.   developing service performance measures;
7.   establishing an appropriate supply changing strategy;
8.   project management of the systems development and roll-out effort;
9.   resource identification and organizational development; and
10.  developing an appropriate migration strategy that is scalable for growth.